UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                   May 6, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

                On May 6, 2009, Six Flags, Inc. (the “Company”) commenced an exchange offer and consent solicitation relating to its 4.50% Convertible Senior Notes due 2015 (the “Convertible Notes”) as part of a previously announced restructuring plan with respect to the Convertible Notes and its 8⅞% Senior Notes due 2010, its 9 ¾% Senior Notes due 2013, its 9⅝% Senior Notes due 2014 and its Preferred Income Equity Redeemable Shares. Copies of the (i) Offering Memorandum and Consent Solicitation Statement, dated May 6, 2009 (the “Offering Memorandum and Consent Solicitation Statement”), (ii) Letter of Transmittal, dated May 6, 2009, (iii) Letter to Clients, dated May 6, 2009, (iv) Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, dated May 6, 2009 and (v) Noteholder’s Instructions, dated May 6, 2009, sent to holders of the Convertible Notes are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference. The Offering Memorandum and Consent Solicitation Statement contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01               Financial Statements and Exhibits

                (d) Exhibits

Exhibit No.	Description
99.1	Six Flags, Inc. Offering Memorandum and Consent Solicitation Statement, dated May 6, 2009
99.2	Six Flags, Inc. Letter of Transmittal, dated May 6, 2009
99.3	Letter to Clients, dated May 6, 2009
99.4	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, dated May 6, 2009
99.5	Noteholder’s Instructions, dated May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin
	Name:	James M. Coughlin
	Title:	General Counsel

Date:  May 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Six Flags, Inc. Offering Memorandum and Consent Solicitation Statement, dated May 6, 2009
99.2	Six Flags, Inc. Letter of Transmittal, dated May 6, 2009
99.3	Letter to Clients, dated May 6, 2009
99.4	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, dated May 6, 2009
99.5	Noteholder’s Instructions, dated May 6, 2009